                                                                     Exhibit 4.9



      THIS WARRANT, AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 ACT AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

                      FIRST AMENDMENT TO WARRANT AGREEMENT

                    To Purchase Shares of the Common Stock of

                         Omrix Biopharmaceuticals, Inc.

      FIRST AMENDMENT, dated as of March 20, 2006 (this "Agreement"), between Omrix Biopharmaceuticals, Inc., a Delaware corporation (the "Company") and Asante Partners LLC (the "Warrantholder"), to that certain Warrant Agreement between the Company and the Warrantholder, dated March 31, 2005 (the "Warrant Agreement").

      WHEREAS, the Company has engaged the Warrantholder for certain services under an engagement letter dated July 21, 2004 (the "Engagement Letter");

      WHEREAS, pursuant to the Engagement Letter the Company agreed to issue to the Warrantholder warrants to purchase shares of the Company common stock with an aggregate exercise price of $62,500 at the beginning of every quarter of the Retainer Period as defined in the Engagement Letter;

      WHEREAS, on March 31, 2005 the Company terminated the engagement of the Warrantholder after two quarters of Retainer Period;

      WHEREAS, pursuant to the Engagement Letter the number of shares into which such warrants shall be exercised into is $4.18 per share;

         WHEREAS, on March 31, 2005 the Company entered into that certain Warrant Agreement with the Warrantholder;

      WHEREAS, the Company and the Warrantholder wish to amend and restate the Warrant Agreement in its entirety, as stated below;

      NOW, THEREFORE:

      SECTION 1. GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

      The Company hereby grants to the Warrantholder, and the Warrantholder is entitled, to subscribe for and purchase, from the Company, up to 29,904 fully paid and non-assessable shares of the Common Stock (as defined below) at a purchase price of $4.18 per share (the "Exercise Price"). As used herein, the following terms shall have the following meanings:

            "Average Closing Price" means, as to the Common Stock, the average of the closing sales prices as reported by the National Association of Securities Dealers, Inc. electronic interdealer quotation system ("Nasdaq") on the Nasdaq SmallCap Market or the Nasdaq National Market System or on such other domestic securities exchange on which the Common Stock may then be listed, as applicable, or, if on any day the Common Stock is not quoted in the Nasdaq National Market System or the Nasdaq SmallCap Market or listed on any domestic securities exchange, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case for the twenty (20) trading days immediately preceding the date of the exercise of this Warrant. If at the date of the exercise of this warrant, the Common Stock is not listed on any domestic securities exchange or quoted in the Nasdaq National Market System, the Nasdaq SmallCap Market or the domestic over-the-counter market, the "Average Closing Price" shall be the fair value thereof determined in good faith by the Company's Board of Directors; provided that if Warrantholder in good faith disagrees with such valuation, such fair value shall be determined by an investment banker jointly selected by the Company and the Warrantholder. The determination of such investment banker shall be final and binding on the Company and the Warrantholder, and the fees and expenses of such appraiser shall be shared equally by the Company and the Warrantholder.

            "Charter" means the Company's Certificate of Incorporation or other constitutional document, as may be amended from time to time;

            "Common Stock" means the Company's common stock; $0.01 par value per share;

            "Initial Public Offering" means the initial underwritten public offering of the Company's Common Stock pursuant to a registration statement under the 1933 Act, which public offering has been declared effective by the Securities and Exchange Commission ("SEC");

            "Merger Event" means a merger or consolidation involving the Company in which the Company is not the surviving entity, or in which the outstanding shares of the Company's capital stock are otherwise converted into or exchanged for shares of capital of another entity;

            "1933 Act" means the U.S. Securities Act of 1933, as amended;

            "1934 Act" means the U.S. Securities Exchange Act of 1934, as amended; and

            "Purchase Price" means, with respect to any exercise of this Agreement, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Common Stock requested to be exercised under this Agreement pursuant to such exercise.

      SECTION 2. TERM.

      Except as otherwise provided for herein, the term of this Agreement and the right to purchase Common Stock as granted herein (the "Warrant") shall commence on the date hereof and shall be exercisable for a period ending, with respect to the right to purchase 14,952 shares of Common Stock on September 30, 2009, and with respect to the right to purchase the remaining 14,952 shares of Common Stock, on December 31, 2009.

      SECTION 3. EXERCISE OF THE PURCHASE RIGHTS.

            (a) Exercise. The purchase rights set forth in this Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office (i) a notice of exercise in the form attached hereto as Exhibit I (the "Notice of Exercise"), duly completed and executed, with option one or two being chosen as provided therein, and (ii) a duly completed and executed Stockholder Instrument of Accession in the form attached hereto as Exhibit IV (the "Instrument of Accession"). Promptly upon receipt of the Notice of Exercise, the Instrument of Accession and the payment of the Purchase Price, if the Warrantholder is not choosing a Cashless Exercise (as defined below), in accordance with the terms set forth below, and in no event later than three (3) business days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Common Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the "Acknowledgment of Exercise") indicating the number of shares which remain subject to future purchases, if any.

            (i) Upon choosing option one as provided in the Exercise Agreement, the Purchase Price may be paid by the Warrantholder in cash.

            (ii) The Warrantholder's choice of option two as provided in the Exercise Agreement (a "Cashless Exercise") and surrender of such Exercise Agreement shall be deemed a waiver of the Warrantholder's obligation to pay the Purchase Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Warrantholder shall exchange its Warrant for that number of shares of Common Stock which shall be multiplied by a fraction, the numerator of which shall be the difference between the then Average Closing Price Per Share of Common Stock and the Exercise Price, and the denominator of which shall be the then Average Closing Price Per Share of Common Stock.

            (iii) Upon partial exercise the Company shall promptly issue an amended Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Agreement shall be identical to those contained herein, including, but not limited to the Effective Date.

      SECTION 4. RESERVATION OF SHARES.

      During the term of this Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

      SECTION 5. NO FRACTIONAL SHARES OR SCRIP.

      No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Agreement, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

      SECTION 6. NO RIGHTS AS SHAREHOLDER/STOCKHOLDER.

      This Agreement does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the exercise of the purchase rights under this Agreement and payment of the applicable Purchase Price. The Warrantholder acknowledges that the Common Stock issued upon the exercise of this Agreement shall be subject to any and all limitations and restrictions set forth in the Company's Charter, then current bylaws, and the Stockholders Agreement entered into by and between the Company and the stockholders of the Company dated as of January 13, 2005, as any one or more of such instruments may be amended from time to time.

      SECTION 7. ADJUSTMENT RIGHTS.

      The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

            (a) Merger Event. If at any time there shall be Merger Event, then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Agreement, the number of shares of Common Stock or other securities or property of the successor corporation resulting from such Merger Event that would have been issuable if Warrantholder had exercised this Agreement immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Agreement with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Agreement (including adjustments of the Exercise Price and number of shares of Common Stock purchasable) shall be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of this Agreement.

            (b) Reclassification of Shares. Except as set forth in Section 7(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any other class or classes, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

            (c) Subdivision or Combination of Shares. If the Company at any time shall subdivide or combine its Common Stock, including but not limited to any stock split or reverse stock split, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the number of shares of Common Stock issuable upon exercise of this Agreement shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Common Stock issuable upon the exercise of this Agreement shall be proportionately decreased.

            (d) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a stock dividend with respect to the Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and
(B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

      SECTION 8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

            (a) Reservation of Common Stock. The Common Stock issuable upon exercise of the Warrantholder's rights has been duly and validly reserved and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Common Stock issuable pursuant to this Agreement may be subject to restrictions on transfer under state and/or federal securities laws, and subject to any and all limitations and restrictions set out in the Company's Charter, then current bylaws, and the Stockholders Agreement entered into by and between the Company and the holders of the Company's Common Stock dated as of January 13, 2005, as one or more of such instruments may be amended from time to time.

            (b) Due Authority. The execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement: (1) are not inconsistent with the Company's Charter or current bylaws; (2) do not contravene any law or governmental rule, regulation or order applicable to it; and (3) do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. This Agreement constitutes legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms.

            (c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Agreement, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

            (d) Exempt Transaction. Subject to and in reliance on the accuracy of the Warrantholder's representations in Section 9, the issuance of the Common Stock upon exercise of this Agreement will constitute a transaction exempt from
(i) the registration requirements of Section 5 of the 1933 Act, in reliance upon
Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

            (e) Piggy-Back Registration Rights. If the Company files any registration statement with the SEC registering for sale any Common Stock of any other shareholders of the Company, then the Company agrees that so long as the Common Stock issuable upon exercise of the Warrant is not eligible for sale pursuant to Rule 144 of the General Rules and Regulations promulgated under the 1933 Act ("Rule 144"), the Company shall include the Common Stock issuable upon exercise of the Warrant in such registration statement on a pro rata basis with the other shareholders selling Common Stock in such registration statement. In addition, the Company agrees to take all action reasonably requested by the Warrantholder to permit the transfer of Common Stock issuable upon exercise of the Warrant pursuant to Rule 144 at such time as Rule 144 becomes available to the Warrantholder for this purpose.

      SECTION 9. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

      This Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder, which the Warrantholder acknowledges will be confirmed pursuant to Exhibit 1 upon each exercise of this Warrant, in whole or in part:

            (a) Investment Purpose. The right to acquire Common Stock and the Common Stock issuable upon exercise of the Warrantholder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

            (b) Private Issue. The Warrantholder understands that (i) the Common Stock issuable upon exercise of this Agreement is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) the Company's reliance on such exemption is predicated on the representations set forth in this Section 9.

            (c) Disposition of Warrantholder's Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Common Stock or Common Stock issuable upon exercise of such rights, unless and until (i) it shall have received the Company's written consent to such disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory in form and substance to the Company and its counsel to the effect that (A) a registration statement in effect with respect to such disposition, no stop order has been issued nor are any proceedings pending or threatened for the issuance of any stop order with respect to such registration statement, and all other appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock or Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and such restrictions shall terminate as to any particular share of Common Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the SEC or a ruling shall have been issued to the Warrantholder at its request by the SEC stating that no action shall be recommended by such staff or taken by the SEC, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the method of disposition and other conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Common Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for this Agreement or for such shares of Common Stock not bearing any restrictive legend.

            (d) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

            (e) Risk of No Registration. The Warrantholder understands that the Company does not have any class of equity securities registered under Section 12 of the 1934 Act and acknowledges that if the Company does not register a class of equity securities with the SEC pursuant to Section 12 of the 1934 Act, or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Common Stock pursuant to this Agreement or (ii) the Common Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder further acknowledges that neither this Agreement nor any other agreement between the Company and the Warrantholder imposes any obligation on the Company to file a registration statement under the 1933 Act or to register a class of equity securities or file reports under the 1934 Act. The Warrantholder also understands that any sale of (A) its rights hereunder to purchase Common Stock or (B) Common Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 may be made only in accordance with the terms and conditions of that Rule, including the requirement that there be "current public information" within the meaning of Rule 144 available with respect to the Company.

            (f) Accredited Investor. Warrantholder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

            (g) Legend. Warrantholder agrees that the certificates evidencing any Common Stock issued upon exercise of this Warrant may be stamped or imprinted with a legend substantially to the following effect:

            THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH COMMON STOCK MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 ACT AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

      SECTION 10. TRANSFERS.

      Subject to the terms and conditions contained in Section 9, this Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provided, that, prior to an Initial Public Offering, the Company's written consent shall be required for any transfer requested or proposed by the Warrantholder, which consent may be granted or withheld at the election of the Company and in its sole discretionary. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as
Exhibit III (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

      SECTION 11. MISCELLANEOUS.

            (a) Effective Date. The provisions of this Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on October 1, 2004 with respect to 14,952 shares issuable upon exercise hereof and on January 1, 2005 with respect to the remaining 14,952 shares issuable upon exercise hereof. This Agreement shall be binding upon any successors or assigns of the Company.

            (b) Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

            (c) Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

            If to Warrantholder:


                  Asante Partners LLC
                  350 Park Avenue, 11th Floor
                  New York, NY 10022
                  Attention:  Frank J. Manzella
                  Telephone:  212-521-1462
                  Facsimile:  212-421-5193

            (i)  If to the Company:

                  OMRIX BIOPHARMACEUTICALS, INC.
                  630 Fifth Avenue, 22nd Floor
                  New York, NY 10111
                  Attention:  Mike Burshtine
                  Telephone:  212-887-6500
                  Facsimile:  212-887-6550

            or to such other address as each party may designate for itself by like notice.

            (d) Entire Agreement; Amendments. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in its entirety any prior agreements, proposals, term sheets, letters, negotiations or other documents, whether written or oral, with respect to the subject matter hereof (including the Warrant Agreement between the Company and the Warrantholder, dated March 31, 2005 and Warrantholder's proposal letter dated February 16, 2005). None of the terms of this Agreement may be amended except by an instrument executed by each of the parties hereto.

            (e) Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

            (f) No Waiver. No omission or delay by either party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the other party at any time designated, shall be a waiver of any such right or remedy to which such party is entitled, nor shall it in any way affect the right of such party to enforce such provisions thereafter.

            (g) Survival. All agreements, representations and warranties contained in this Agreement or in any document delivered pursuant hereto shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

            (h) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

            (i) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement may be brought in any state or federal court of competent jurisdiction located in the State of New York.

            (j) Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized as of the date first written above.

                                    COMPANY:
                                    OMRIX BIOPHARMACEUTICALS, INC.

                                    By: /s/ Philippe Romagnoli
                                        --------------------------------
                                        Title:  Secretary General

                                    WARRANTHOLDER:
                                    ASANTE PARTNERS LLC

                                    By: /s/ Authorized Signatory
                                        --------------------------------
                                        Title:   Managing Director

                                    EXHIBIT I
                               NOTICE OF EXERCISE

To:  Omrix Biopharmaceuticals, Inc.

(1) The undersigned Warrantholder hereby elects to purchase [_______] shares of the Common Stock of Omrix Biopharmaceuticals, Inc., pursuant to the terms of the Agreement dated as of March [ ], 2006 (the "Agreement") between Omrix Biopharmaceuticals, Inc. and the
      Warrantholder, and:

      [    ]      Option One:  Makes payment herewith in full therefor at the price per share provided by such Agreement. Payment of the Purchase Price, together with all applicable transfer taxes, if any, shall be made by delivery of $_________ transmitted herewith by check; or

      [    ]      Option Two:  Hereby elects to exchange such Warrant
      pursuant to the Cashless Exercise provisions of the Warrant.

(2) In exercising its rights to purchase the Common Stock of Omrix Biopharmaceuticals, Inc., the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 9 of the Agreement.

(3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.


                                    ------------------------------------
                                    (Name)

                                    ------------------------------------
                                    (Address)

                                    WARRANTHOLDER:
                                    ASANTE PARTNERS LLC

                                    By:
                                       ---------------------------------
                                          Title:
                                                ------------------------
                                          Date:
                                                ------------------------

                                   EXHIBIT II
                           ACKNOWLEDGMENT OF EXERCISE

      The undersigned Omrix Biopharmaceuticals, Inc., hereby acknowledge receipt of the "Notice of Exercise" from Asante Partners LLC, to purchase [____] shares of the Common Stock of [_________________], pursuant to the terms of the Agreement, and further acknowledges that [______] shares remain subject to purchase under the terms of the Agreement.

                                    COMPANY:
                                    OMRIX BIOPHARMACEUTICALS, INC.


                                    By:
                                       ---------------------------------
                                          Title:
                                                ------------------------
                                          Date:
                                                ------------------------

                                   EXHIBIT III
                                 TRANSFER NOTICE

(To transfer or assign the foregoing Agreement, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Agreement and all rights evidenced thereby are hereby transferred and assigned to


--------------------------------------------------------------------------------
(Please Print)


whose address is
                 ---------------------------------------------------------------
                              Dated:
                                    --------------------------------------------

                              Holder's Signature:
                                                 -------------------------------
                              Holder's Address:
                                               ---------------------------------

Signature Guaranteed:
                     -----------------------------------------------------------

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Agreement.

                                   EXHIBIT IV
                        OMRIX BIOPHARMACEUTICALS, INC.
                       STOCKHOLDER INSTRUMENT OF ACCESSION

      The undersigned, ___________________, as a condition precedent to becoming the owner or holder of record of _______________ (_________) shares of Common Stock, par value $0.01 per share, of Omrix Biopharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby agrees to become a Stockholder under that certain Stockholders' Agreement dated as of January 13, 2005 by and among the Company and the Common Stockholders named therein, as the same as may be amended from time to time, including by accession of additional parties. This Instrument of Accession shall take effect and shall become an integral part of, and the undersigned shall become a party to and bound by, said Stockholders' Agreement immediately upon execution and delivery to the Company of this Instrument.

      IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned as of the date below written.

                                    [NAME]

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------
                                    Record Address:
                                                   -----------------------------

                                    --------------------------------------------
                                    Telephone No.:
                                                  ------------------------------
                                    Facsimile No.:
                                                  ------------------------------
                                    E-mail Address:
                                                   -----------------------------

                                    ACCEPTED:
                                    OMRIX BIOPHARMACEUTICALS, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
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                                    Title:
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                                    Date:
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